Exhibit 99.2

Report of Independent Registered Public Accounting Firm

The Board of Directors

1st State Bancorp, Inc.:

We have audited the accompanying consolidated balance sheets of 1st State Bancorp, Inc. and subsidiary as of September 30, 2004, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended September 30, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of 1st State Bancorp, Inc. and subsidiary as of September 30, 2004, and the results of their operations and their cash flows for each of the years in the two-year period ended September 30, 2004, in conformity with U.S. generally accepted accounting principles.

/s/    KPMG LLP

Raleigh, North Carolina

November 17, 2004

Report of Independent Registered Public Accounting Firm

The Board of Directors

1st State Bancorp, Inc.:

We have audited the accompanying consolidated balance sheets of 1st State Bancorp, Inc. and subsidiary as of September 30, 2005 and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for the year ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of 1st State Bancorp, Inc. and subsidiary as of September 30, 2005, and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/    McGladrey & Pullen, LLP

Charlotte, North Carolina

November 11, 2005

1st State Bancorp, Inc. and Subsidiary

Consolidated Balance Sheets

September 30, 2005 and 2004

(Dollars in Thousands)

	2005	2004
Assets
Cash and cash equivalents	$8,016	9,854
Investment securities:
Held to maturity (fair value of $23,881 and $22,884 at September 30, 2005 and 2004, respectively)	24,247	22,919
Available for sale (cost of $88,446 and $97,386 at September 30, 2005 and 2004, respectively)	86,268	96,693
Loans held for sale, at lower of cost or fair value	1,010	930
Loans receivable (net of allowance for loan losses of $4,292 and $3,956 at September 30, 2005 and 2004, respectively)	231,667	231,763
Real estate owned	341	17
Federal Home Loan Bank stock, at cost	1,956	2,325
Premises and equipment	7,417	7,884
Accrued interest receivable	2,194	2,124
Other assets	4,723	3,205

Total assets	$367,839	377,714

Liabilities and Stockholders’ Equity
Liabilities:
Deposit accounts	272,825	262,734
Advances from Federal Home Loan Bank	25,000	44,000
Advance payments by borrowers for property taxes and insurance	18	39
Dividend payable	290	296
Other liabilities	3,471	4,731

Total liabilities	301,604	311,800

Stockholders’ Equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value, 7,000,000 shares authorized; 2,898,637 and 2,962,323 shares issued and outstanding at September 30, 2005 and 2004, respectively	33	33
Additional paid-in capital	36,435	36,038
Unallocated ESOP shares	(2,013)	(2,571)
Deferred compensation payable in treasury stock	6,700	6,440
Treasury stock	(16,324)	(14,086)
Retained income – substantially restricted	42,730	40,462
Accumulated other comprehensive loss – net unrealized loss on investment securities available for sale	(1,326)	(402)

Total stockholders’ equity	66,235	65,914

Total liabilities and stockholders’ equity	$367,839	377,714

See accompanying notes to the consolidated financial statements.

1st State Bancorp, Inc. and Subsidiary

Consolidated Statements of Income

Years Ended September 30, 2005, 2004 and 2003

(In Thousands, Except per Share Data)

	2005	2004	2003
Interest income:
Interest and fees on loans	$13,913	11,460	12,807
Interest and dividends on investments	4,650	4,848	4,256
Overnight deposits	96	34	146

Total interest income	18,659	16,342	17,209

Interest expense:
Deposit accounts	4,833	3,443	4,465
FHLB advances	1,289	1,350	1,127

Total interest expense	6,122	4,793	5,592

Net interest income	12,537	11,549	11,617
Provision for loan losses	(1,046)	(240)	(240)

Net interest income after provision for loan losses	11,491	11,309	11,377

Other income:
Customer service fees	1,033	966	877
Commissions from sales of annuities and mutual funds	305	337	465
Mortgage banking income, net	406	442	1,768
Securities gains (losses), net	(2)	212	106
Other	378	384	239

Total other income	2,120	2,341	3,455

Operating expenses:
Compensation and related benefits	5,166	5,252	5,459
Occupancy and equipment	1,438	1,402	1,422
Real estate operations, net	1	(12)	1
Other expenses	1,725	1,638	1,787

Total operating expenses	8,330	8,280	8,669

Income before income taxes	5,281	5,370	6,163
Income taxes	1,900	1,906	2,243

Net income	$3,381	3,464	3,920

Net income per share:
Basic	$1.21	1.23	1.39
Diluted	1.14	1.17	1.33

See accompanying notes to the consolidated financial statements.

1st State Bancorp, Inc. and Subsidiary

Consolidated Statements of Stockholders’ Equity and Comprehensive Income

Years Ended September 30, 2005, 2004 and 2003

(Dollars in thousands, except for per share data)

	Common stock	Additional paid-in capital	Unallocated ESOP shares	Deferred compensation payable in treasury stock	Treasury stock	Retained income	Accumulated other comprehensive income (loss)	Total stockholders’ equity
Balance at September 30, 2002	$33	35,623	(3,739)	5,466	(11,899)	35,258	827	61,569
Comprehensive income:
Net income	—	—	—	—	—	3,920	—	3,920
Other comprehensive (loss)-unrealized loss on securities available for sale, net of income tax benefit of $1,026	—	—	—	—	—	—	(1,595)	(1,595)

Total comprehensive income								2,325
Allocation of ESOP shares	—	155	598	—	—	—	—	753
Acquisition of treasury shares	—	—	—	—	(886)	—	—	(886)
Cash dividends declared ($0.38 per share)	—	—	—	—	—	(1,132)	—	(1,132)
Cash dividends on unallocated ESOP shares	—	—	—	—	—	72	—	72

Balance at September 30, 2003	33	35,778	(3,141)	5,466	(12,785)	38,118	(768)	62,701
Comprehensive income:
Net income	—	—	—	—	—	3,464	—	3,464
Other comprehensive income-unrealized gain on securities available for sale, net of income taxes of $203	—	—	—	—	—	—	366	366

Total comprehensive income								3,830
Exercise of stock options	—	19	—	—	—	—	—	19
Allocation of ESOP shares	—	241	570	—	—	—	—	811
Deferred compensation	—	—	—	974	—	—	—	974
Treasury stock held for deferred compensation	—	—	—	—	(974)	—	—	(974)
Acquisition of treasury shares	—	—	—	—	(327)	—	—	(327)
Cash dividends declared ($0.40 per share)	—	—	—	—	—	(1,184)	—	(1,184)
Cash dividends on unallocated ESOP shares	—	—	—	—	—	64	—	64

Balance at September 30, 2004	$33	36,038	(2,571)	6,440	(14,086)	40,462	(402)	65,914

See accompanying notes to the consolidated financial statements.

1st State Bancorp, Inc. and Subsidiary

Consolidated Statements of Stockholders’ Equity and Comprehensive Income

Years Ended September 30, 2005, 2004 and 2003

(Dollars in thousands, except for per share data)

	Common stock	Additional paid-in capital	Unallocated ESOP shares	Deferred compensation payable in treasury stock	Treasury stock	Retained income	Accumulated other comprehensive income (loss)	Total stockholders’ equity
Balance at September 30, 2004	$33	36,038	(2,571)	6,440	(14,086)	40,462	(402)	65,914
Comprehensive income:
Net income	—	—	—	—	—	3,381	—	3,381
Other comprehensive (loss)-unrealized loss on securities available for sale, net of income tax benefit of $561	—	—	—	—	—	—	(924)	(924)

Total comprehensive income								2,457
Exercise of stock options	—	80	—	—	—	—	—	80
Allocation of ESOP shares	—	317	558	—	—	—	—	875
Deferred compensation	—	—	—	260	—	—	—	260
Treasury stock held for deferred compensation	—	—	—	—	(260)	—	—	(260)
Acquisition of treasury shares	—	—	—	—	(1,978)	—	—	(1,978)
Cash dividends declared ($0.40 per share)	—	—	—	—	—	(1,165)	—	(1,165)
Cash dividends on unallocated ESOP shares	—	—	—	—	—	52	—	52

Balance at September 30, 2005	$33	36,435	(2,013)	6,700	(16,324)	42,730	(1,326)	66,235

See accompanying notes to the consolidated financial statements.

1st State Bancorp, Inc. and Subsidiary

Consolidated Statements of Cash Flows

Years Ended September 30, 2005, 2004 and 2003

(In Thousands)

	2005	2004	2003
Cash flows from operating activities:
Net income	$3,381	3,464	3,920
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	1,046	240	240
Depreciation	647	686	733
Deferred income tax expense (benefit)	(388)	(112)	74
Amortization of premiums and discounts, net	(26)	5	(18)
Deferred compensation	232	224	230
Release of ESOP shares	875	811	753
Loan origination fees and unearned discounts deferred, net of current amortization	(46)	(76)	(130)
Net (gain) loss on sale of loans held for sale	39	45	(429)
Net (gain) loss on sale of investment securities available for sale	2	(212)	(106)
Gain on sale of premises and equipment	—	(143)	—
Net loss (gain) on sale of real estate owned	(16)	22	(6)
Proceeds from loans held for sale	22,144	27,116	103,739
Originations of loans held for sale	(22,263)	(27,446)	(97,157)
Decrease (increase) in other assets	(569)	239	257
Decrease (increase) in accrued interest receivable	(70)	(157)	305
Decrease in other liabilities	(1,216)	(108)	(2,796)

Net cash provided by operating activities	3,772	4,598	9,609

Cash flows from investing activities:
Proceeds from sale of FHLB stock	6,947	3,550	1,818
Purchase of FHLB stock	(6,578)	(4,200)	(1,743)
Purchases of investment securities held to maturity	(4,564)	(9,884)	(11,366)
Purchases of investment securities available for sale	—	(48,504)	(134,199)
Proceeds from sales of investment securities available for sale	1,944	14,003	1,106
Proceeds from maturities and issuer calls of investment securities available for sale	7,000	30,303	117,472
Proceeds from maturities and issuer calls of investment securities held to maturity	3,256	6,417	3,005
Net increase in loans receivable	(1,163)	(6,138)	(5,802)
Purchase of and improvements to real estate owned	(83)	(327)	—
Proceeds from disposal of real estate owned	18	590	109
Purchases of premises and equipment	(180)	(200)	(1,173)
Proceeds from disposal of premises and equipment	—	186	—

Net cash provided by (used in) investing activities	$6,597	(14,204)	(30,773)

1st State Bancorp, Inc. and Subsidiary

Consolidated Statements of Cash Flows — Continued

Years Ended September 30, 2005, 2004 and 2003

(In Thousands)

	2005	2004	2003
Cash flows from financing activities:
Net increase in deposits	$10,091	22	2,045
Increase (decrease) in advance payments by borrowers for property taxes and insurance	(21)	(18)	3
Advances from Federal Home Loan Bank	152,500	127,000	49,500
Repayments of advances from Federal Home Loan Bank	(171,500)	(114,500)	(38,000)
Purchase of treasury stock	(2,238)	(1,301)	(886)
Exercise of stock options	80	19	—
Dividends paid on common stock	(1,119)	(1,121)	(1,004)

Net cash provided by (used in) financing activities	(12,207)	10,101	11,658

Net increase (decrease) in cash and cash equivalents	(1,838)	495	(9,506)
Cash and cash equivalents at beginning of year	9,854	9,359	18,865

Cash and cash equivalents at end of year	$8,016	$9,854	$9,359

Payments are shown below for the following:
Interest	$6,086	$4,749	$5,594

Income taxes	$2,313	$1,743	$2,205

Noncash investing and financing activities:
Cash dividends declared but not paid	$290	$296	$297

Cash dividends on unallocated ESOP shares	$52	$64	$72

Unrealized gains (losses) on investment securities available for sale	$1,485	$569	$(2,621)

Loans originated in sale of real estate	$—	$—	$—

Transfer from loans to real estate owned	$259	$207	$15

See accompanying notes to the consolidated financial statements.

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

(1)	Significant Accounting Policies

(a)	Organization and Description of Business

1st State Bancorp, Inc. (the “Company” or the “Parent”) is a bank holding company formed in connection with the April 1999 conversion (the “Conversion”) of 1st State Bank from a North Carolina-chartered mutual savings bank to a North Carolina-chartered commercial bank, which now operates as a wholly owned subsidiary of the Parent under the name of 1st State Bank (the “Bank”). The Bank has one wholly owned subsidiary, First Capital Services Company, LLC (“First Capital”). The Bank is primarily engaged in the business of obtaining deposits and providing mortgage, commercial and consumer loans to the general public. First Capital is engaged primarily in the sale of annuities, mutual funds and insurance products on an agency basis. The principal activity of the Parent is ownership of the Bank.

(b)	Basis of Presentation

The consolidated financial statements include the accounts of the Parent, the Bank and the Bank’s subsidiary, First Capital. All significant intercompany transactions and balances are eliminated in consolidation.

(c)	Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash and interest-bearing overnight deposits with the Federal Home Loan Bank (FHLB) of Atlanta, and federal funds sold. At September 30, 2005 and 2004, interest-bearing overnight deposits were $2,971,000 and $4,333,000, respectively.

(e)	Investment Securities

Investment securities that the Company has the positive intent and ability to hold to maturity are classified as held to maturity and are reported at amortized cost. Investment securities held for current resale are classified as trading securities and are reported at fair value, with unrealized gains and losses included in earnings. Investment securities not classified either as securities held to maturity or trading securities are classified as available for sale and reported at fair value, with net unrealized gains and losses net of related taxes excluded from earnings and reported as accumulated other comprehensive income (loss) within stockholders’ equity. The classification of investment securities as held to maturity, trading, or available for sale is determined at the date of purchase.

Realized gains and losses from sales of investment securities are determined based upon the specific identification method. Premiums and discounts are amortized as an

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

adjustment to yield over the remaining expected lives of the securities using the level-yield method.

Management periodically evaluates investment securities for other than temporary declines in value and records any losses through an adjustment to earnings. Declines in fair value of held to maturity and available for sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and extent to which the fair value has been less than costs, (2) the financial condition and near term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

(f)	Loans Held for Sale

The Company originates fixed-rate single-family, residential first mortgage loans on a presold basis. The Company issues a rate lock commitment to a customer and concurrently “locks in” with a secondary market investor under a best efforts delivery mechanism. Certain loans are sold with the servicing retained by the Company. The terms of the loan are dictated by the secondary investors and are transferred within several weeks of the Company initially funding the loan. The Company recognizes certain origination fees, gains and losses on sale of loans and service release fees upon the sale which are included in other income in the consolidated statement of income. Between the initial funding of the loans by the Company and the subsequent purchase by the investor, the Company carries the loans held for sale at the lower of cost or fair value in the aggregate as determined by the outstanding commitments from investors.

(g)	Loans Receivable

Interest on loans, including impaired loans, that are contractually ninety days or more past due is generally either charged off or reserved through an allowance for uncollected interest account. The allowance for uncollected interest is established by a charge to interest income equal to all interest previously accrued. In certain circumstances, interest on loans that are contractually ninety days or more past due is not charged off or reserved through an allowance account when management determines that the loan is both well secured and in the process of collection. If amounts are received on loans for which the accrual of interest has been discontinued, a determination is made as to whether payments received should be recorded as a reduction of the principal balance or as interest income depending on management’s judgment as to the collectibility of principal. The loan is returned to accrual status when, in management’s judgment, the borrower has demonstrated the ability to make periodic interest and principal payments on a timely basis.

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

(h)	Loan Origination Fees and Related Costs

Loan origination fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized as an adjustment of the loan yield using the level-yield method over the contractual life of the related loans.

(i)	Allowance for Loan Losses

The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

Management’s evaluation of the adequacy of the allowance is based on a review of individual loans, historical loan loss experience, the value and adequacy of collateral, and economic conditions in the Company’s market area. This evaluation is inherently subjective, as it requires material estimates, including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change. Various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses. Such agencies may require the Company to recognize changes to the allowance based on their judgments about information available to them at the time of their examinations.

For all specifically reviewed loans for which it is probable that the Company will be unable to collect all amounts due according to the terms of the loan agreement, the Company determines impairment either based on discounted cash flows using the loan’s initial interest rate or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance homogenous loans that are collectively evaluated for impairment (such as residential mortgage and consumer installment loans) are excluded from specific impairment evaluation, and their allowance for loan losses is calculated in accordance with the allowance for loan losses policy described above.

(j)	Real Estate Owned

Real estate acquired in settlement of loans by foreclosure or deed in lieu of foreclosure is initially recorded at the lower of cost (unpaid loan balance plus costs of obtaining title and possession) or fair value less estimated costs to sell at the time of acquisition. Subsequent costs directly related to development and improvement of property are capitalized, whereas costs relating to holding the property are expensed.

When the carrying value of real estate exceeds its fair value, less cost to sell, an allowance for loss on real estate is established and a provision for loss on real estate is charged to other expenses. At September 30, 2005, the Company owned three parcels of real estate acquired in settlement of loans totaling $341,000. At September 30, 2004, the

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

Company owned one parcel of real estate acquired in settlement of loans totaling $17,000.

(k)	Premises and Equipment

Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed generally by the straight-line method over the estimated useful lives of the related assets. Estimated lives are 15 to 50 years for buildings and 3 to 15 years for furniture, fixtures and equipment.

(l)	Income Taxes

Deferred income taxes are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as an adjustment to the income tax expense in the period that includes the enactment date.

(m)	Employee Stock Ownership Plan

The Company has an employee stock ownership plan (the “ESOP”) which covers substantially all of its employees. The ESOP purchased shares of the Company’s common stock after the Conversion using funds from a loan by the Company to the ESOP. The shares purchased by the ESOP are held in a suspense account as collateral for the loan, and are released from the suspense account and allocated to participants as scheduled principal and interest payments are made. The Company makes an annual contribution to the ESOP in an amount sufficient to make the scheduled principal and interest payments on the loan. The Company records a charge to its income statement in an amount equal to the fair value of the shares that are committed to be released from the suspense account each period in accordance with the terms of the ESOP and the related ESOP loan agreement.

(n)	Mortgage Servicing Rights

The rights to service mortgage loans for others are included in other assets on the consolidated balance sheet. Mortgage servicing rights (“MSRs”) are capitalized based on the allocated cost which is determined when the underlying loans are sold. MSRs are amortized over a period which approximates the life of the underlying loan as an adjustment of servicing income. Impairment reviews of MSRs are performed on a quarterly basis, by determining if specific loans have prepaid and accelerating the MSR

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

amortization related to that specified loan. As of September 30, 2005 and 2004, no valuation was required and the activity related to MSRs is summarized as follows:

	2005	2004
	(Dollars in thousands)
Balance at beginning of year	$493	547
Additions of MSRs	49	58
Amortization of MSRs	(93)	(112)

Balance at end of year	$449	493

(o)	Earnings Per Share

For purposes of computing basic and diluted earnings per share, weighted average shares outstanding excludes unallocated ESOP shares that have not been committed to be released. The deferred compensation obligation discussed in note 12 that is funded with shares of the Company’s common stock has no net impact on the Company’s earnings per share computations. Diluted earnings per share includes the potentially dilutive effects of the Company’s benefit plans, as described below. There were no antidilutive stock options for the years ended September 30, 2005, 2004, and 2003. A reconciliation of the denominators of the basic and diluted earnings per share computation is as follows:

	2005	2004	2003
	(Dollars in thousands)
Net income	$3,381	3,464	3,920

Average shares issued and outstanding	2,922,557	2,964,363	2,986,965
Less unvested MRP shares	—	—	—
Less unallocated ESOP shares	(117,117)	(145,853)	(175,765)

Average basic shares for earnings per share	2,805,440	2,818,510	2,811,200
Add unvested MRP shares	—	—	—
Add potential common stock pursuant to stock option plan	160,906	148,201	127,398

Average diluted shares for earnings per share	2,966,346	2,966,711	2,938,598

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

(p)	Stock Option Plan

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148 Accounting for Stock-Based Compensation – Transition and Disclosure (SFAS 148) an amendment of FASB Statement No. 123, Accounting for Stock-Based Compensation (SFAS 123), which provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method on reported results. There is no pro forma impact for any of the periods presented, as no stock options were granted or became vested in the years presented.

(q)	Comprehensive Income

Comprehensive income consists of net income and other comprehensive income and is presented in the statements of stockholders’ equity and comprehensive income. The Company’s other comprehensive income for the years ended September 30, 2005, 2004, and 2003 and accumulated other comprehensive income as of September 30, 2005 and 2004 are comprised solely of unrealized gains and losses on investments in available for sale securities. Other comprehensive income for the years ended September 30, 2005, 2004, and 2003 follows:

	2005	2004	2003
	(Dollars in thousands)
Unrealized holding gains (losses) arising during period, net of tax	$(925)	503	(1,528)
Less: Reclassification adjustment for realized (losses) gains, net of tax	(1)	137	67

Unrealized gains (losses) on securities, net of applicable income taxes	$(924)	366	(1,595)

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

(r)	Disclosures Regarding Segments

The Company reports as one operating segment, as the chief operating decision-maker reviews the results of operations of the Company and its direct and indirect subsidiaries as a single enterprise.

(s)	Reclassifications

Certain amounts in the 2004 and 2003 consolidated financial statements have been reclassified to conform with the presentation adopted in 2005. Such reclassifications did not change net income or stockholders’ equity as previously reported.

(t)	Derivative Instruments and Hedging Activities

All derivative instruments must be recorded on the balance sheet at their respective fair values. Changes in the fair values of those derivatives will be reported in earnings or other comprehensive income depending on the use of the derivative and whether the derivative qualifies for hedge accounting.

On September 30, 2005 and 2004, the Company had no embedded derivative instruments requiring separate accounting treatment and had identified commitments to originate fixed-rate loans conforming to secondary market standards as its only freestanding derivative instruments. The Company does not currently engage in hedging activities. There were no commitments to originate fixed-rate conforming loans at September 30, 2005 and 2004, respectively. The fair value of these commitments was immaterial on these dates and therefore the impact of applying SFAS No. 133 at September 30, 2005 and 2004 was not material to the Company’s consolidated financial statements.

(u)	Deferred Compensation

Directors and certain executive officers participate in a deferred compensation plan, which was approved by the board of directors on September 24, 1997. This plan generally provides for fixed payments beginning after the participant retires. Each participant is fully vested in his account balance under the plan. The common stock purchased by the Company for this deferred compensation plan is maintained in a rabbi trust on behalf of the participants. The deferred compensation obligation is classified as a component of stockholders’ equity, and the common stock held by the rabbi trust is classified as a reduction of stockholders’ equity.

(v)	Standby Letters of Credit

In November 2002, the FASB issued Interpretation No. 45 (FIN 45), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, which addressed the disclosure to be made by a guarantor in

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

its interim and annual financial statements about its obligations under guarantees. FIN 45 requires the guarantor to recognize a liability for the noncontingent component of the guarantee, such as the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple events. The initial recognition and measurement provisions are effective for all guarantees within the scope of FIN 45 issued or modified after December 31, 2002. The Company issues standby letters of credit whereby the Company guarantees performance if a specified triggering event or condition occurs (primarily nonperformance under construction contracts entered into by construction customers). The guarantees generally expire within one year and may be automatically renewed depending on the terms of the guarantee. The maximum potential amount of undiscounted future payments related to standby letters of credit at September 30, 2005 is $2,076,000. At September 30, 2005 the Company has recorded no liability for the current carrying amount of the obligation to perform as a guarantor and no contingent liability is considered necessary as such amounts are deemed immaterial. Substantially all standby letters of credit are secured by real estate and/or guaranteed by third parties in the event the Company had to advance funds to fulfill the guarantee.

(w)	Other Assets and Other Liabilities

Other assets consists primarily of deferred income taxes and prepaid and other assets. Other liabilities consist primarily of official checks and accrued expenses.

(x)	Rate Lock Commitments

On March 13, 2002, the Financial Accounting Standards Board determined that loan commitments related to the origination or acquisition of mortgage loans that will be held for sale must be accounted for as derivative instruments, effective for fiscal quarters beginning after April 10, 2002. Accordingly, the Company adopted such accounting on July 1, 2002.

The Company enters into commitments to originate loans whereby the interest rate on the loan is determined prior to funding (rate lock commitments). Rate lock commitments on mortgage loans that are intended to be sold are considered to be derivatives. Accordingly, such commitments along with any related fees received from potential borrowers, are recorded at fair value as derivative assets or liabilities, with changes in fair value recorded in the net gain or loss on sale of mortgage loans. Fair value is based on fees currently charged to enter into similar agreements, and for fixed-rate commitments also considers the difference between current levels of interest rates and the committed rates. Prior to July 1, 2002, such commitments were recorded to the extent of fees

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

received. Fees received were subsequently included in the net gain or loss on sale of mortgage loans.

(y)	Transfer of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right to pledge or exchange the transferred assets and no condition both constrains the transferee from taking advantage of that right and provides more than a trivial benefit for the transferor, and (3) the transferor does not maintain effective control over the transferred assets before maturity or (b) the ability to unilaterally cause the holder to return specific assets, other than through a cleanup call.

(z)	Merger Agreement

On June 29, 2005, the Board of Directors of 1st State Bancorp, Inc. executed a definitive agreement to merge the company into Capital Bank Corporation, headquartered in Raleigh, North Carolina. This transaction is expected to close in January 2006, subject to approval of shareholders of both companies and regulators and other normal and customary closing conditions.

(aa)	Recent Accounting Pronouncements

Accounting Matters

In March 2004, the SEC released Staff Accounting Bulletin No. 105 - Application of Accounting Principles to Loan Commitments. This bulletin requires all registrants to begin accounting for their issued loan commitments (including interest rate lock commitments) subject to Statement 133 as written options. Treatment as a written option would require those loan commitments to be reported as liabilities until either they are exercised (and a loan is made) or they expire unexercised. Staff Accounting Bulletin No. 105 must be applied to loan commitments that are issued after June 30, 2004. The adoption of Staff Accounting Bulletin No. 105 did not have a material impact on the consolidated financial statements.

In January 2003, FASB Interpretation No. 46, “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51”, (Interpretation 46) was issued. Interpretation 46 addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. Interpretation 46 applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. In December 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, “Consolidation of Variable Interest Entities”, which was issued in January 2003. The Company will be required to apply FIN 46R to variable interests in VIEs created after December 31, 2003. FASB deferred the effective date of FIN 46 to no later than the end of the first reporting period that ends after March 15, 2004. The application of this revised interpretation is not expected to have a material effect on the consolidated financial statements.

In June 2005, the FASB decided not to provide additional guidance on the meaning of other-than-temporary impairment, and directed the staff to issue proposed FASB Staff Position (“FSP”) Emerging Issues Task Force (“EITF”) 03-1-a, Implementation Guidance for the Application of Paragraph 16 of EITF Issue No. 03-1, as final. The final FSP will supersede EITF Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, and EITF Topic No. D-44, Recognition of Other-Than-Temporary Impairment upon the Planned Sale of a Security Whose Cost Exceeds Fair Value. The final FSP (retitled FSP FAS 115-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments) will replace the guidance set forth in paragraphs 10-18 of EITF Issue 03-1 with references to existing other-than-temporary impairment guidance, such as SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, SEC Staff Accounting Bulletin No. 59, Accounting for Noncurrent Marketable Equity Securities, and APB Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock. FSP FAS 115-1 will codify the guidance set forth in EITF Topic D-44 and clarify that an investor should recognize an impairment loss no later than when the impairment is deemed other than temporary, even if a decision to sell has not been made. FSP FAS 115-1 will be effective for other-than-temporary impairment analysis conducted in periods beginning after September 15, 2005. Adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

On December 16, 2004, the FASB issued SFAS No. 123R, “Share-Based Payment,” which is an Amendment of FASB Statement Nos. 123 and 95. SFAS No. 123R changes, among other things, the manner in which share-based compensation, such as stock options, will be accounted for and will be effective as of the beginning of the first annual reporting period that begins after June 15, 2005. The cost of employee services received in exchange for equity instruments including options and restricted stock awards generally will be measured at fair value at the grant date. The grant date fair value will be estimated using option-pricing models adjusted for the unique characteristics of those options and instruments, unless observable market prices for the same or similar options are available. The cost will be recognized over the requisite service period, often the vesting period, and will be remeasured subsequently at each reporting date through settlement date.

The changes in accounting will replace existing requirements under SFAS No. 123, “Accounting for Stock-Based Compensation,” and will eliminate the ability to account for share-based compensation transactions using ABP Opinion No. 25, “Accounting for Stock Issued to Employees,” which does not require companies to expense options if the exercise price is equal to the trading price at the date of grant. The accounting for similar transactions involving parties other than employees or the accounting for employee stock ownership plans that are subject to American Institute of Certified Public Accountants (“AICPA”) Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans,” would remain unchanged. Management does not believe this results of the adoption of this standard will be material as it has not issued any stock options since 2000.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153 (“SFAS 153”), “Exchanges of Nonmonetary Assets — an amendment of APB Opinion No. 29,” which eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary transactions occurring in fiscal years beginning after June 15, 2005.

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154 (“SFAS 154”), Accounting Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3,” which eliminates the requirement to reflect changes in accounting principles as cumulative adjustments to net income in the period of the change and requires retrospective application to prior periods’ financial statements for voluntary changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. If it is impracticable to determine the cumulative effect of the change to all prior periods, SFAS 154 requires that the new accounting principle be adopted prospectively. For new accounting pronouncements, the transition guidance in the pronouncement should be followed. Retrospective application refers to the application of a different accounting principle to previously issued financial statements as if that principle had always been used.

SFAS 154 did not change the guidance for reporting corrections of errors, changes in estimates or for justification of a change in accounting principle on the basis of preferability. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005.

(2)	Conversion to Stock Form of Ownership

On August 11, 1998, the board of directors of the Bank adopted the Plan of Conversion. Immediately upon completion of the Conversion, 1st State Bank converted from a state chartered mutual savings bank to a state chartered stock savings bank and subsequently converted from a state chartered stock savings bank to a state chartered commercial bank and became the wholly owned subsidiary of 1st State Bancorp, Inc. The Company was incorporated in November 1998 as a Virginia corporation to serve as the Bank’s holding company, and prior to April 23, 1999 had no operations and insignificant assets and liabilities. In addition, pursuant to the Plan of Conversion, the Company sold 2,975,625 shares of its $0.01 par value common stock for $16.00 per share. Gross proceeds of the offering totaled $47,610,000, and expenses associated with the Conversion totaled approximately $1,363,000.

In addition, pursuant to the Plan of Conversion, the Company established 1st State Bank Foundation, Inc. (the Foundation). In connection with the Conversion, 187,500 additional shares of common stock of the Company (valued at $3,000,000) were issued and donated to the Foundation. The Foundation is dedicated to charitable and educational purposes within the Bank’s market area.

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

(3)	Investment Securities

Investment securities consist of the following:

	September 30, 2005
	Amortized cost	Unrealized gains	Unrealized losses	Fair value
	(Dollars in thousands)
Held to maturity:
U.S. Government and agency securities	$19,589	—	(334)	19,255
Municipal bonds	4,658	34	(66)	4,626

Total	$24,247	34	(400)	23,881

Available for sale:
U.S. Government and agency securities	$88,446	2	(2,180)	86,268

	September 30, 2004
	Amortized cost	Unrealized gains	Unrealized losses	Fair value
	(Dollars in thousands)
Held to maturity:
U.S. Government and agency securities	$18,959	57	(114)	18,902
Municipal bonds	3,953	71	(49)	3,975
Collateralized mortgage obligations	7	—	—	7

Total	$22,919	128	(163)	22,884

Available for sale:
U.S. Government and agency securities	$97,386	84	(777)	96,693

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

Following is a summary of investments in debt securities by maturity at September 30, 2005.

Collateralized mortgage obligations do not have single maturity dates and are not included below.

	Amortized Cost	Fair Value
	(Dollars in thousands)
Held to maturity:
Within one year	$1,250	1,250
After one but within five years	6,793	6,709
After five but within 10 years	12,102	11,918
After 10 years	4,102	4,004

Total	$24,247	23,881

Available for sale:
Within one year	1,000	984
After one but within five years	45,458	44,275
After five but within 10 years	39,988	39,029
After 10 years	2,000	1,980

Total	$88,446	88,268

During the years ended September 30, 2005, 2004 and 2003, the Company recognized gross (losses) and gains on the sale of investment securities available for sale of approximately ($2,000), $212,000 and $106,000, respectively.

At September 30, 2005, U.S. Government securities with an amortized cost of approximately $58,000,000 were pledged as collateral for certain deposit accounts and advances from the Federal Home Loan Bank of Atlanta.

The following tables provide additional information regarding unrealized losses as of September 30, 2005 and 2004, respectively, none of which relate to securities that are deemed to be other than temporarily impaired. The tables are segregated into investments that have been in a continuous unrealized loss position for less than 12 months from those that have been in a continuous unrealized loss position for more than 12 months.

	September 30, 2005
	Less than 12 months		12 months or more		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Held to maturity:
U.S. Government and agency securities	$8,476	(120)	9,779	(214)	18,255	(334)
Municipal bonds	1,191	(19)	998	(47)	2,189	(66)

Total	$9,667	(139)	10,777	(261)	20,444	(400)

Available for sale:
U.S. Government and agency securities	$33,907	(546)	51,361	(1,634)	85,268	(2,180)

	September 30, 2004
	Less than 12 months		12 months or more		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Held to maturity:
U.S. Government and agency securities	$7,917	(73)	2,957	(41)	10,874	(114)
Municipal bonds	1,246	(49)	—	—	1,246	(49)
Collaterized mortgage obligations	—	—	—	—	—	—

Total	$9,163	(122)	2,957	(41)	12,120	(163)

Available for sale:
U.S. Government and agency securities	$15,822	(175)	45,389	(602)	61,211	(777)

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

In the above tables, all of the unrealized losses are the result of increases in the interest rates and not because of credit quality concerns. Therefore, the Company expects to collect the full par value of each bond upon maturity with no accounting loss.

(4)	Loans Receivable

Loans receivable are summarized as follows:

	2005	2004
	(Dollars in thousands)
Real estate loans:
One-to-four family residential	$42,477	43,757
Commercial real estate and other properties	57,030	63,402
Home equity and property improvement	37,920	37,016
Construction loans	38,437	24,728

Total real estate loans	175,864	168,903

Other loans:
Commercial	71,180	69,649
Consumer	4,404	4,620

Total other loans	75,584	74,269

Less:
Construction loans in process	(15,519)	(7,436)
Net deferred loan origination costs (fees)	30	(17)

Net loans receivable before allowance for loan losses	235,959	235,719
Allowance for loan losses	(4,292)	(3,956)

Loans receivable, net	$231,667	231,763

The recorded investment in individually impaired loans was approximately $5,887,000 (of which $2,191,000 were on nonaccrual status) and $3,580,000 (all of which were on nonaccrual status) at September 30, 2005 and 2004, respectively. The related allowance for loan losses on these loans was $900,000 and $300,000 at September 30, 2005 and 2004, respectively. The average recorded investment in impaired loans during the year ended September 30, 2005 was $4,794,000 and income of $358,000 was recognized during the year while the loans were impaired. The average recorded investment in impaired loans during the year ended September 30, 2004 was $3,701,000 and income of $189,000 was recognized during the year while the loans were impaired. The average recorded investment in impaired loans during the year ended September 30, 2003 was $3,729,000 and income of $219,000 was recognized during the year while the loans were impaired.

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

The Company grants residential, construction, commercial real estate, home equity and other loans to customers primarily throughout its market area of Alamance County, which includes the cities of Burlington, Mebane and Graham. As reflected in the summary of loans receivable at September 30, 2005 and 2004, a significant component of the Company’s loan portfolio consists of lower-risk, one-to-four family residential loans. The higher risk components of the loan portfolio consist of real estate construction loans, commercial real estate loans and commercial loans for which repayment is dependent on the current real estate market and general economic conditions. The consumer portfolio generally consists of smaller loans to individuals in the Company’s primary market area and can also be affected by general economic conditions.

The Company’s nonaccrual loans amounted to approximately $2,489,000 and $3,962,000 at September 30, 2005 and 2004, respectively. If the Company’s nonaccrual loans had been current in accordance with their original terms, additional gross interest income of approximately $168,000, $223,000 and $281,000, would have been recorded for the years ended September 30, 2005, 2004, and 2003, respectively. Interest income on these loans included in net income was approximately $134,000, $208,000 and $244,000, for the years ended September 30, 2005, 2004, and 2003, respectively.

Loans serviced for others at September 30, 2005 and 2004 were approximately $45,000,000 and $47,000,000, respectively.

The Company grants residential, construction, commercial, and consumer loans to its officers, directors, and employees for the financing of their personal residences and for other personal purposes. The Company also offers commercial loans to companies affiliated with directors. These loans are made in the ordinary course of business and, in management’s opinion, are made on substantially the same terms, including interest rates and collateral, prevailing at the time for comparable transactions with other persons and companies. Management does not believe these loans involve more than the normal risk of collectibility or present other unfavorable features.

The following is a summary of the activity of loans outstanding to certain executive officers, directors and their affiliates for the year ended September 30:

	2005	2004
	(Dollars in thousands)
Balance at beginning of year	$23,534	$25,080
New loans	4,655	5,611
Repayments	(2,796)	(7,157)

Balance at end of year	$25,393	$23,534

The Company is a party to financial instruments with off-balance sheet risk including commitments to extend credit under existing lines of credit and commitments to sell loans. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

Off-balance sheet financial instruments whose contract amount represents credit and interest-rate risk are summarized as follows:

	September 30,
	2005	2004
	(Dollars in thousands)
Commitments to originate new loans	$1,094	2,177
Unfunded commitments to extend credit under existing equity line and commercial lines of credit	54,553	55,357
Commercial letters of credit	2,076	2,055
Commitments to sell loans held for sale	1,019	2,174

Commitments to originate new loans or to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the borrower.

Commitments to sell loans held for sale are agreements to sell loans to a third party at an agreed upon price. At September 30, 2005, the aggregate fair value of these loans held for sale exceeded their book value.

(5)	Allowance for Loan Losses

The following is a summary of the activity in the allowance for loan losses:

	Years ended September 30,
	2005	2004	2003
	(Dollars in thousands)
Balance at beginning of year	$3,956	3,856	3,732
Provision for loan losses	1,046	240	240

Charge-offs	(716)	(141)	(117)
Recoveries	6	1	1

Net charge-offs	(710)	(140)	(116)

Balance at end of year	$4,292	3,956	3,856

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

(6)	Investment in FHLB Stock

As a member of the FHLB of Atlanta, the Company is required to maintain an investment in the stock of the FHLB. This stock is carried at cost since it has no quoted fair value. See also note 9.

(7)	Premises and Equipment

Premises and equipment consist of the following:

	September 30,
	2005	2004
	(Dollars in thousands)
Land	$2,846	2,817
Buildings and improvements	6,652	6,477
Furniture and equipment	4,808	4,820

	14,306	14,114
Less accumulated depreciation	(6,889)	(6,230)

Total	$7,417	7,884

(8)	Deposit Accounts

A comparative summary of deposit accounts follows:

	September 30, 2005
	Balance	Weighted average rate
	(Dollars in thousands)
Transaction accounts:
Noninterest bearing accounts	$18,514	0.00%
Interest bearing accounts:
Checking accounts	35,262	0.33%
Money market accounts	12,350	1.34%
Passbook and statement savings accounts	29,638	1.09%
Certificates of deposit	177,061	3.13%

Total	$272,825	2.25%

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

	September 30, 2004
	Balance	Weighted average rate
	(Dollars in thousands)
Transaction accounts:
Noninterest bearing accounts
Interest bearing accounts:	$17,417	0.00%
Checking accounts	35,299	0.24%
Money market accounts	19,475	0.84%
Passbook and statement savings accounts	30,263	0.61%
Certificates of deposit	160,280	1.85%

Total	$262,734	1.29%

Certificates of deposits with balances of $100,000 or greater totaled approximately $77,899,000 and $60,951,000 at September 30, 2005 and 2004, respectively.

At September 30, 2005, the scheduled maturities of certificate of deposit accounts were as follows (dollars in thousands):

Year ending September 30:
2006	$143,424
2007	16,277
2008	6,859
2009	5,086
2010	5,415

Total	$177,061

Interest expense on deposit accounts is summarized below:

	Years ended September 30,
	2005	2004	2003
	(Dollars in thousands)
Interest-bearing accounts	$270	216	322
Passbook and statement savings accounts	225	187	273
Certificates of deposit	4,338	3,040	3,870

Total	$4,833	3,443	4,465

(9)	Advances from Federal Home Loan Bank of Atlanta

Advances from the FHLB of Atlanta at September 30, 2005 and 2004 totaled $25,000,000 and $44,000,000 at a weighted average interest rate of 5.14% and 3.62%, respectively. Of these totals,

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

$20,000,000 will mature on February 13, 2008 and at September 30, 2005 and 2004, $5,000,000 and $24,000,000 represents overnight borrowings, respectively.

At September 30, 2005 and 2004, the Company had pledged all of its stock in the FHLB (see note 6) and entered into a security agreement with a blanket-floating lien pledging a substantial portion of its one-to-four family residential real estate loans and certain investment securities to the FHLB to secure potential borrowings.

(10)	Stockholders’ Equity and Related Matters

(a)	Capital Adequacy

The Company is regulated by the Board of Governors of the Federal Reserve Board (“FRB”) and is subject to securities registration and public reporting regulations of the Securities and Exchange Commission.

The Bank is regulated by the Federal Deposit Insurance Corporation (“FDIC”) and the North Carolina Commissioner of Banks (“Commissioner”). The Bank must comply with the capital requirements of the FRB, FDIC and the Commissioner. The FDIC requires the Bank to maintain minimum ratios of Tier I capital to risk-weighted assets and total capital to risk-weighted assets of 4% and 8%, respectively. To be “well capitalized,” the FDIC requires ratios of Tier I capital to risk-weighted assets and total capital to risk-weighted assets of 6% and 10%, respectively. Tier I capital consists of total stockholders’ equity calculated in accordance with generally accepted accounting principles less certain adjustments, and Total Capital is comprised of Tier I capital plus certain adjustments, the only one of which is applicable to the Company is the allowance for loan losses, subject to certain limitations. Risk-weighted assets reflect the Bank’s on- and off-balance sheet exposures after such exposures have been adjusted for their relative risk levels using formulas set forth in FDIC regulations. The Bank is also subject to a leverage capital requirement, which calls for a minimum ratio of Tier I capital (as defined above) to quarterly average total assets of 3%, and a ratio of 5% to be “well capitalized.”

As summarized below, at September 30, 2005 and 2004, the Bank was in compliance with all of the aforementioned capital requirements. In August 2004, the most recent notification from regulators, the Bank was categorized as “well capitalized” by regulatory authorities. There are no conditions or events since that date that management believes could have an adverse effect on the Bank’s category. Management believes that as of September 30, 2005, the Company meets all capital requirements to which it is subject.

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

As of September 30:

					Minimum Ratios
	Capital amount		Ratio		For capital adequacy purposes	To be well capitalized for prompt corrective action purposes
	2005	2004	2005	2004
Tier I Capital (to risk- weighted assets)	$63,343	60,938	22.72%	21.85%	4.00%	6.00%
Total Capital (to risk- weighted assets)	66,839	64,430	23.97%	23.10%	8.00%	10.00%
Leverage-Tier I Capital (to average assets)	63,343	60,938	17.09%	16.19%	4.00%	5.00%

At September 30, 2005 and 2004, the Company was also in compliance with the regulatory capital requirements of the FRB, which are similar to those of the FDIC.

(b)	Treasury Stock

On August 20, 2002, the Company’s board approved a stock repurchase plan authorizing the Company to repurchase up to 328,961 shares, or approximately 10% of the Company’s outstanding common shares. During the year ended September 30, 2004, the Company completed its repurchase of 328,961 shares at a cost of $7,645,000. Included in treasury shares at September 30, 2005 are 349,072 shares with a cost basis of $6,700,000 which are held in a rabbi trust for the Company’s deferred compensation plan (see note 12). On November 17, 2004, the Company announced an additional 10% stock repurchase plan authorizing the Company to repurchase up to 296,232 shares, or approximately 10% of the Company’s outstanding shares. During the year ended September 30, 2005, the Company repurchased 69,109 shares at a cost of $1,978,000.

(c)	Liquidation Account

At the time of Conversion, the Bank established a liquidation account in an amount equal to its September 30, 1998 net worth for the benefit of eligible account holders who continue to maintain their accounts at the Bank after the Conversion. The liquidation account will be reduced annually to the extent eligible account holders have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder’s interest in the liquidation account. In the event of a complete liquidation of the Bank, all remaining eligible account holders would be entitled, after all payments to creditors, to a distribution from the liquidation account before any distribution to stockholders. Dividends cannot be paid from this liquidation account.

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

(d)	Dividends

Subject to applicable law, the board of directors of the Bank and the Company may each provide for the payment of dividends. Subject to regulations of the Commissioner and the FDIC, the Bank may not declare or pay a cash dividend on any of its common stock if its equity would thereby be reduced below either the aggregate amount then required for the liquidation account or the minimum regulatory capital requirements imposed by regulations. In addition, regulators of the Bank may prohibit the payment of dividends by the Bank to the Company if they determine such payment will constitute an unsafe or unsound practice. The Company has similar dividend limitations imposed by the FRB such that it is unable to declare a dividend that would reduce its capital below regulatory capital limitations or constitute an unsafe or unsound practice.

(10)	Income Taxes

Components of income tax expense (benefit) consist of the following:

	Years ended September 30,
	2005	2004	2003
	(Dollars in thousands)
Current:
Federal	$2,209	1,922	1,991
State	79	96	178

	2,288	2,018	2,169

Deferred:
Federal	(318)	(81)	98
State	(70)	(31)	(24)

	(388)	(112)	74

Total	$1,900	1,906	2,243

A reconciliation of reported income tax expense for the years ended September 30, 2005, 2004 and 2003, to the amount of the income tax expense computed by multiplying income before income taxes by the statutory federal income tax rate of 34% follows:

	2005	2004	2003
	(Dollars in thousands)
Income tax expense at statutory rate	$1,796	1,826	2,095
Increase in income taxes resulting from:
State income taxes, net of federal benefit	6	43	102
Other	98	37	46

Income tax expense	$1,900	1,906	2,243

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

The significant components of deferred tax assets (liabilities), which are included in other assets, at September 30, 2005 and 2004, respectively, are:

	2005	2004
	(Dollars in thousands)
Deferred tax assets:
Allowance for loan losses	$1,653	1,531
Deferred compensation	2,169	2,083
Carryforward of charitable contributions	—	—
Unrealized loss on investment securities available for sale	852	291
Other	2	2

Total gross deferred tax assets	4,676	3,907
Less valuation allowance	56	56

Deferred tax assets net of valuation allowance	4,620	3,851

Deferred tax liabilities:
Depreciable basis of fixed assets	(479)	(689)
Tax basis of FHLB stock	(6)	(6)
Net loan fees	(433)	(390)
Other	(177)	(190)

Total gross deferred tax liabilities	(1,095)	(1,275)

Net deferred tax assets	$3,525	2,576

The valuation allowance for deferred tax assets relates to the future state benefit of temporary differences at the Parent as it is management’s belief that realization of such deferred tax assets is not anticipated based upon the Parent’s history of taxable income and estimates of future taxable income.

The Company is permitted under the Internal Revenue Code to deduct an annual addition to a reserve for bad debts in determining taxable income, subject to certain limitations. This addition differs significantly from the provisions for loan losses for financial reporting purposes. Under accounting principles generally accepted in the United States of America, the Company is not required to provide a deferred tax liability for the tax effect of additions to the tax bad debt reserve through 1987, the base year. Retained income at September 30, 2005, includes approximately $4,188,000 for which no provision for federal income tax has been made. These amounts represent allocations of income to bad debt deductions for tax purposes only. Reductions of such amounts for purposes other than tax bad debt losses could create income for tax purposes in certain remote instances, which would be subject to the then current corporate income tax rate.

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

(12)	Employee Benefit Plans

(a)	401(k) Plan

The Bank sponsors a 401(k) plan that covers all eligible employees. The Bank matches 100% of employee contributions, with the Bank’s contribution limited to 3% of each employee’s salary. Matching contributions are funded when accrued. During the years ended September 30, 2005, 2004 and 2003, matching expense totaled approximately $65,000, $64,000 and $53,000, respectively.

(b)	Directors’ and Executive Officers’ Deferred Compensation Plan

Directors and certain executive officers participate in a deferred compensation plan, which was approved by the board of directors on September 24, 1997. This plan generally provides for fixed payments beginning after the participant retires. The plan provided for past service credits on September 24, 1997 for prior years’ service up to nine years. Annual credits are made on September 30 provided that annual credits shall not be made for the benefit of nonemployee directors after 12 years of service credits. Each participant is fully vested in his account balance under the plan. In future years, directors may elect to defer directors’ fees and executive officers may defer 25% of their salary and 100% of bonus compensation.

Prior to the Conversion, amounts deferred by each participant accumulated interest at a rate equal to the highest rate of interest paid on the Bank’s one-year certificates of deposit. In connection with the Conversion, participants in the Plan were given the opportunity to prospectively elect to have their deferred compensation balance earn a rate of return equal to the total return on the Company’s common stock. All participants elected this option concurrent with the Conversion, so the Company purchased common stock in the Conversion on behalf of these participants to fund this obligation.

The common stock purchased by the Company for this deferred compensation obligation is maintained in a rabbi trust (the “Trust”) on behalf of the participants. The assets of the Trust are subject to the claims of general creditors of the Company.

Dividends payable on the common shares held by the Trust will be reinvested in additional shares of common stock of the Company on behalf of the participants. Since the deferred compensation plan does not provide for diversification of the Trust’s assets and can only be settled with a fixed number of shares of the Company’s common stock, the deferred compensation obligation is classified as a component of stockholders’ equity and the common stock held by the Trust is classified as treasury stock. Subsequent changes in the fair value of the common stock are not reflected in earnings or stockholders’ equity of the Company.

During the years ended September 30, 2005, 2004, and 2003, expense related to this plan was $232,000, $224,000 and $230,000, respectively.

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

(c)	ESOP

The ESOP is a noncontributory retirement plan adopted by the Company effective October 1, 1998 which covers all eligible employees. The ESOP purchased 253,050 shares of common stock with the proceeds of a loan from the Company in the amount of $4,899,000. The Bank makes annual cash contributions to the ESOP in an amount sufficient for the ESOP to make scheduled payments on the note payable to the Company. In connection with the special cash dividend, the ESOP received $1,308,000 on its shares of the Company’s stock. The ESOP purchased an additional 64,415 shares with the dividend. The note payable has a term of 11 years, bears interest at prime and requires annual payments. The note is secured by the stock purchased by the ESOP and is not guaranteed by the Bank.

As the note is repaid, shares are released from collateral based on the proportion of the payment in relation to total payments required to be made on the loan. The shares released are allocated annually to participants based upon their relative compensation. Benefits under the ESOP vest 20% per year beginning with the third year of service. Up to five years of service has been credited for employment before October 1, 1998.

Compensation expense is determined by multiplying the per share market price of the Company’s stock by the number of shares to be released. Compensation expense related to the ESOP for the years ended September 30, 2005, 2004, and 2003 was $875,000, $811,000 and $753,000, respectively.

The cost of the shares not yet committed to be released from collateral is shown as a reduction of stockholders’ equity. Unallocated shares are not considered as outstanding shares for computation of earnings per share. Dividends on unallocated ESOP shares are reflected as a reduction in the note payable and not as a reduction in retained earnings.

At September 30, 2005, a total of 28,480 shares has been committed to be released and there were 102,872 of unallocated ESOP shares with a market value of approximately $3,700,000.

(d)	Management Recognition Plan (MRP)

The Bank’s MRP was approved by stockholders of the Company on June 6, 2000. On this date restricted stock awards of 126,482 shares were granted. The shares awarded under the MRP were issued from authorized but unissued shares of common stock at no cost to the recipients. The MRP serves as a means of providing existing directors and employees of the Bank with an ownership interest in the Company. Shares of the Company’s common stock awarded under the MRP vest at a rate of 33–l/3% per year with one-third immediately vesting on the date of the grant. During fiscal 2002, the remaining 42,156 shares vested to participants. The Company recorded no compensation expense associated with the MRP during the years ended September 30, 2005 and 2004 as all shares became fully vested in June 2002.

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

(13)	Leasing Arrangements

Rental expense was approximately $28,000, $28,000 and $29,000, for the years ended September 30, 2005, 2004, and 2003, respectively. All leases are accounted for as operating leases. Minimum annual rents under noncancelable operating leases with remaining terms in excess of one year at September 30, 2005 are as follows (dollars in thousands):

Office Properties
Year ending September 30:
2006	$21
2007	21
2008	21
2009	21
2010	5

Total	$89

(14)	Stock Option Plan

On June 6, 2000, the Company’s stockholders approved the 1st State Bancorp, Inc. 2000 Stock Option and Incentive Plan (the Plan). The purpose of this plan is to advance the interests of the Company through providing select key employees and directors of the Bank with the opportunity to acquire shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide incentives to the key employees and directors. Under the Plan, the Company has granted 316,312 options to purchase its $0.01 par value common stock. The exercise price per share is equal to the fair market value per share on the date of the grant. Options granted under the Stock Option Plan are 100% vested on the date of the grant. All options expire 10 years from the date of the grant. As a result of a one-time cash dividend of $5.17 paid on October 2, 2000, the exercise price for the options repriced from $18.44 to $14.71. No options were granted during the year ended September 30, 2005 and 2004. Options exercised during the year ended September 30, 2005 and 2004 were 5,423 and 2,077, respectively. At September 30, 2005, 308,812 options are outstanding, all of which are exercisable.

The Company has elected to follow APB Opinion No. 25 (APB 25), Accounting for Stock Issued to Employees and related interpretations in accounting for its stock options as permitted under SFAS No. 123 (SFAS 123), Accounting for Stock-Based Compensation. In accordance with APB 25, no compensation cost is recognized by the Company when stock options are granted because the exercise price of the Company’s stock options equals the market price of the underlying common stock on the date of grant. There is no pro forma impact on the Company’s net income and net income per share of applying SFAS 123 in 2005, 2004, and 2003 because no options were granted or became vested during 2005, 2004, and 2003.

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

(15)	Fair Value of Financial Instruments

SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires a company to disclose the fair value of its financial instruments, whether or not recognized in the balance sheet, where it is practical to estimate that value.

The fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holding of a particular financial instrument. In cases where quoted market prices are not available, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates. Finally, the fair value estimates presented herein are based on pertinent information available to management as of September 30, 2005 and 2004, respectively. Such amounts have not been comprehensively revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

(a)	Cash and Cash Equivalents

The carrying amounts reported in the balance sheet for cash and cash equivalents approximate those assets’ fair values.

(b)	Investment Securities

Fair values were based on quoted market prices.

(c)	Loans Receivable

The carrying values of variable-rate loans and other loans with short-term characteristics were considered to approximate the fair values. For other loans, the fair values were calculated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms and credit quality.

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

(d)	Deposit Accounts

The fair value of deposits with no stated maturity, such as noninterest-bearing accounts, interest-bearing checking accounts, money market accounts, passbook, and statement savings, was, by definition, equal to the amount payable on demand as of September 30, 2005 and 2004, respectively. The fair value of certificates of deposit was estimated using discounted cash flow analyses, using interest rates currently offered for deposits of similar remaining maturities.

(e)	Advances from the FHLB

The fair value of advances from the FHLB was estimated using discounted cash flow analyses, using interest rates currently offered for advances of similar remaining maturities.

The estimated fair values of financial instruments are as follows:

	September 30, 2005
	Carrying value	Estimated fair value
	(Dollars in thousands)
Financial assets:
Cash and cash equivalents	$8,016	8,016
Investment securities	110,515	110,149
Loans held for sale	1,010	1,010
Loans receivable, net of allowance for loan losses	231,667	229,714
Federal Home Loan Bank stock	1,956	1,956
Accrued interest receivable	2,194	2,194
Financial liabilities:
Deposit accounts	$272,825	272,154
Advances from the Federal Home Loan Bank	25,000	25,339

	September 30, 2004
	Carrying value	Estimated fair value
	(Dollars in thousands)
Financial assets:
Cash and cash equivalents	$9,854	9,854
Investment securities	119,612	119,577
Loans held for sale	930	930
Loans receivable, net of allowance for loan losses	231,763	230,807
Federal Home Loan Bank stock	2,325	2,325
Accrued interest receivable	2,124	2,214
Financial liabilities:
Deposit accounts	262,734	262,194
Advances from the Federal Home Loan Bank	44,000	42,083

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

At September 30, 2005 and 2004, the Company had outstanding commitments to originate new loans and to extend credit. These off-balance sheet financial instruments were exercisable at the market rate prevailing at the date the underlying transaction will be completed and, therefore, they were deemed to have no material current fair value.

SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. The disclosures do not include premises and equipment and certain intangible assets, such as customer relationships. Accordingly, the aggregate fair value amounts presented above do not represent the underlying value of the Company.

(16)	Parent Company Financial Data

Condensed financial information for 1st State Bancorp, Inc. is as follows:

Condensed Balance Sheets

	2005	2004
	(Dollars in thousands)
Assets:
Cash and cash equivalents	$1,093	1,112
Investment securities:
Available for sale (cost of $1,000 at September 30, 2004)	—	1,002
Due from bank subsidiary	2,389	2,841
Investment in bank subsidiary	62,062	60,584
Accrued interest receivable	—	15
Other	1,044	690

Total assets	$66,588	66,244

Liabilities and stockholders’ equity:
Accrued taxes and other liabilities	$63	34
Dividends payable	290	296

Total liabilities	353	330
Stockholders’ equity	66,235	65,914

Total liabilities and stockholders’ equity	$66,588	66,244

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

Condensed Statement of Income

	2005	2004	2003
	(Dollars in thousands)
Interest on loan from bank subsidiary	$107	109	150
Dividends from subsidiary	2,000	1,000	—
Interest on investment securities	5	40	25
Interest on overnight deposits	45	12	31

Total income	2,157	1,161	206
Operating expenses	278	237	240

Income (loss) before income taxes	1,879	924	(34)
Income tax expense (benefit)	(41)	(26)	(12)

Income (loss) before equity in undistributed net income of subsidiary	1,920	950	(22)
Excess in undistributed net income (dividends) of subsidiary	1,461	2,514	3,942

Net income	$3,381	3,464	3,920

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

Condensed Statement of Cash Flows

	2005	2004	2003
	(Dollars in thousands)
Cash flows from operating activities:
Net income
Adjustments to reconcile net income to net cash provided by operating activities:	$3,381	3,464	3,920
Excess of undistributed net income (dividends) over dividends (undistributed net income) of bank subsidiary	(1,461)	(2,514)	(3,942)
Deferred compensation	232	224	230
Payments from subsidiary for ESOP loan	446	446	446
Decrease in due from subsidiary	(60)	41	5
Decrease (increase) in accrued interest receivable	15	—	(13)
Increase in other assets	(352)	(124)	(100)
Increase (decrease) in other liabilities	57	735	(200)

Net cash provided by operating activities	2,258	2,272	346

Cash flows from investing activities:
Purchase of available for sale investment securities	—	—	(1,000)
Proceeds from issuer calls of available for sale investment securities	1,000	—	1,000

Net cash provided by investing activities	1,000	—	—

Cash flows from financing activities:
Purchase of treasury stock	(2,238)	(1,301)	(886)
Cash dividends paid on common stock	(1,119)	(1,121)	(1,004)
Exercise of stock options	80	19	—

Net cash used by financing activities	(3,277)	(2,403)	(1,890)

Net decrease in cash and cash equivalents	(19)	(131)	(1,544)
Cash and cash equivalents at beginning of year	1,112	1,243	2,787

Cash and cash equivalents at end of year	$1,093	1,112	1,243

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

Condensed Statements of Cash Flows

	2005	2004	2003
	(Dollars in thousands)
Supplemental disclosure of cash flow information:
Cash paid (received) during the year for income taxes	$4	31	15
Supplemental disclosure of noncash transactions:
Cash dividends declared but not paid	290	296	297
Cash dividends on unallocated ESOP shares	52	64	72
Unrealized gains (losses) on available for sale securities	$—	7	(15)

(17)	Quarterly Financial Data (Unaudited)

Summarized unaudited quarterly financial data for the year ended September 30, 2005 is as follows:

	First quarter	Second quarter	Third quarter	Fourth quarter
	(Dollars in thousands, except per share amounts)
Interest income	$4,337	4,512	4,785	5,025
Interest expense	1,270	1,458	1,609	1,785

Net interest income	3,067	3,054	3,176	3,240
Provision for loan losses	330	60	500	156

Net interest income after provision for loan losses	2,737	2,994	2,676	3,084
Other income	648	460	524	488
Other expense	2,066	2,077	2,059	2,128

Income before income tax expense	1,319	1,377	1,141	1,444
Income taxes	467	493	403	537

Net income	$852	884	738	907

Per share data:
Earnings – basic	0.30	0.31	0.27	0.33
Earnings – diluted	0.29	0.29	0.25	0.31

1st STATE BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2005, 2004 and 2003

Summarized unaudited quarterly financial data for the year ended September 30, 2004 is as follows:

	First quarter	Second quarter	Third quarter	Fourth quarter
	(Dollars in thousands, except per share amounts)
Interest income	$4,047	3,954	4,106	4,235
Interest expense	1,235	1,189	1,170	1,199

Net interest income	2,812	2,765	2,936	3,036
Provision for loan losses	60	60	60	60

Net interest income after provision for loan losses	2,752	2,705	2,876	2,976
Other income	526	590	686	539
Other expense	2,103	2,056	2,073	2,048

Income before income tax expense	1,175	1,239	1,489	1,467
Income taxes	417	460	516	513

Net income	$758	779	973	954

Per share data:
Earnings – basic	0.27	0.28	0.35	0.34
Earnings – diluted	0.26	0.26	0.33	0.32